UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CreditCards.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5756824
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13809 Research Blvd., Suite 906, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-145307
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby is the common stock, par value $0.001 per share, of CreditCards.com, Inc. (the “Registrant”).  The description of the common stock is incorporated herein by reference to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”) (Registration No. 333-145307) to which this Form 8-A relates.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are hereby also incorporated by reference herein.

Item 2.    Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:       November 2, 2007

CREDITCARDS.COM, INC.

By:	/s/ Elisabeth DeMarse
Name:	Elisabeth DeMarse
Title:	President and Chief Executive Officer